Exhibit 10.5

Contract No.: SCXT2016(DXD)Zi. No.167-2-1

Trust Loan Contract

Supplementary Contract One

Borrower: Wuhan Kingold Jewelry Co., Ltd.

Legal Representative: Jia Zhihong

Address: Special No. 15 of Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Agent:

Fax: 027-65694977

Tel: 027-65694977

Postcode: 430023

Lender: Sichuan Trust Co., Ltd.

Legal Representative: MouYue

Address: No.18, Second section of South Renmin Avenue, Jinjiang District,Chengdu

Agent: Zhu Pan

Tel: 0571-85238957

Fax: 0571-85238957

Postcode: 610016

WHEREAS:

(1)	The lender, as the trustee of “Chuanxin-Kingold No.1 Single Trust” ( hereinafter referred to as “this trust” or “the trust”), in accordance with the agreement in Chuanxin-KingoldNo.1 Single Trust Contract, numbered 【SCXT2016(DXD)Zi. No.167-1】, planned to make loans which are delivered by the consignor for the borrower as the RMB trust loan, which shall be used by the borrower to purchase raw materials. The lender and borrower have signed Trust Loan Contract (hereinafter referred to as “original contract”), numbered SCXT2016(DXD) Zi. No.167-2 at 7th September 2016. The lender has issued loan RMB [in small: 1,000,000,000.00; capital: one billion] yuan to borrower in accordance with original contract.

(2)	The consignor has extended this trust one year by conclude and sign with consignee Chuanxin-KingoldNo.1 Single Trust Contract Supplementary Contract numbered [SCXT2016(DXD)Zi. No.167-1-1]. Relevant issues on trust loan shall be agreed by future agreement of both of lender and borrower. Now all conditions under this contract are met and the lender agrees to extend the duration of original contract 14 months.

In the contract, except that there are other explanations or implications in the context of Chuanxin-KingoldNo.1 Single Trust Contract, numbered 【SCXT2016(DXD)Zi. No.167-1】, the words and phrases in this contract bear the same meanings with Chuanxin-KingoldNo.1 Single Trust Contract Supplementary Contract numbered [SCXT2016(DXD)Zi. No.167-1-1].

1.	Article 2.1.2 and 2.1.3 in “Article 2.1 Amount and term of trust loans”, and Article 2.2.1 in “Article 2.2 The Expansion of Term”

2.1.2	The total term of loans under this contract is 24 months, calculating from the first day when the first sum of trust loan fund is disbursed to the borrower’s special loan account(specifically subject to the withdrawal application for the loan). It is expected to be from 7th September 2016 to 7th September 2018(specifically subject to the withdrawal application for the loan). If the condition agreed in article 6.2.5 occurs, the term of trust loans shall be calculated from the setup of the trust plan.

2.1.3	Except for additional agreement, when the starting day of the term of trust loans does not comply with the actual disbursement day under this contract, the actual disbursement day shall prevail. Besides, the expiry date of loans agreed in article 2.1.2 in this contract shall also be adjusted accordingly.

(1)	The lender is entitled to issue loans by stages. The limit of each stage is 24 months or no more than 24 months, and the expiry date of last stage loan should be before the expiry date for the total amount.

2.2.1	The term of the trust loans under this contract shall not be expanded.

Revised to:

2.1.2	The total term of loans under this contract is 38 months, calculating from the first day when the first sum of trust loan fund is disbursed to the borrower’s special loan account(specifically subject to the withdrawal application for the loan). It is expected to be from 7th September 2016 to 7th November 2019(specifically subject to the withdrawal application for the loan). If the condition agreed in article 6.2.5 occurs, the term of trust loans shall be calculated from the setup of the trust plan.

2.1.3	Except for additional agreement, when the starting day of the term of trust loans does not comply with the actual disbursement day under this contract, the actual disbursement day shall prevail. Besides, the expiry date of loans agreed in article 2.1.2 in this contract shall also be adjusted accordingly.

(1)	The lender is entitled to issue loans by stages. The limit of each stage is 38 months or no more than 38 months, and the expiry date of last stage loan should be before the expiry date for the total amount.

2.2.1	The term of the trust loans under this contract shall be expanded with two parties’ consensus.

2	Article 6.1 in “Article 6 interest”

6.1	Trust loan interest rate

The trust loan interest rate under this contract is annual interest rate 8.46%.

Revised to:

The trust loan interest rate of first 24 months (included) under this contract is annual interest rate 8.46%.; after 24 months, the trust loan interest rate is annual interest rate 8.1%.

3	Article 6.3.1 in “Article 6 interest” of original contract

6.3.1	Within five days after each trust loan is issued and within five days after the loan is disbursed for one year, the interest amount the borrower should pay to the lender=the principal of this term of loan*1.21%

Revised to:

6.3.1	Within five days after each trust loan is issued and within five days after the loan is disbursed for one year, the interest amount the borrower should pay to the lender=the principal of this term of loan*1.21%.

Within five workdays after two years since the issuance of each loan, the borrower shall pay the loaner interest=the principal of each loan*0.99%

4	Article 7.4“protection fund” in “Article 7 Repayment” of original contract “Protection Fund” adds one item:

(5) The items that are not involved in the agreement on protection fund subscription are subject to the provisions and stipulations of method, notice, relevant laws and regulatory department. If the agreements are not complied with the above provisions and stipulations since there are of newly issued or changed provisions and stipulations, the matters concerned the protection fund subscription will be conducted in accordance with the adjusted laws or provisions.

5	The borrower and the lender conduct notarial process on this contract and enforce it with effect after signing this contract with consent. If the borrower does not or not fully perform his obligation under the main contract, or the borrower does not or not fully perform his obligation under this contract, or when the hostage is realized as is agreed in this contract happens, the lender is entitled to apply the people’s court with jurisdiction for compulsory execution with this contract and executive certificate under notarization. The borrower should accept the compulsory execution and abstain the right to defend on his own accord. The cost for compulsory execution process is assumed by the borrower.

6.	This contract is effective after the legal representatives or authorized representatives of both parties signed or sealed and stamped with official seal

7.	This contract has three original copies, one copy belongs to the lender, and one copy is kept by the borrower, and the rest is reserved for possible use, and each one has the same legal effect.

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(No text in this page, signing page of No. SCXT2016(DXD)Zi. No.167-2-1 Trust Loan Contract)

The lender: Sichuan Trust Co., Ltd.(Seal)

Legal Representative or Authorized Representative (Signature or Seal):

The borrower: Wuhan Kingold Jewelry Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature or Seal) :

Sign Date: 7 September 2018

Place of signing: